Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 28, 2023 with respect to the consolidated financial statements of Immuron Limited (and subsidiaries) on Form 20-F as of June 30, 2023 and for the year then ended.

We consent to the inclusion of the said report in the Registration Statement of Immuron Limited on Form F-3 (File No. 333-230762) and Post Effective Amendment on Form F-3 to F-1 (File No. 333-215204).

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

September 28, 2023